UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________________________
FORM 8-K
_______________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
January 30, 2019
(Date of earliest event reported)

Atlantic Capital Bancshares, Inc.
(Exact name of registrant as specified in its charter)

Georgia	001-37615	20-5728270
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification No.)
945 East Paces Ferry Rd. NE, Suite 1600
Atlanta, Georgia 30326
(Address of principal executive offices)
(Zip Code)
(404) 995-6050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director
On January 31, 2019, Atlantic Capital Bancshares, Inc. (the “Company”) increased the size of its Board of Directors (the “Board”) from nine members to ten members and, upon the recommendation of the Governance and Nominating Committee, appointed Shantella E. Cooper as a member of the Board. Ms. Cooper will serve a term expiring at the 2019 Annual Meeting of Shareholders (the “Annual Meeting”). Additionally, Ms. Cooper was appointed to the Compensation Committee and the Governance and Nominating Committee of the Board, effective immediately. The Board has determined that Ms. Cooper is independent under applicable NASDAQ Listing Rules.
Ms. Cooper, 51, has served as the Executive Director for the Atlanta Committee for Progress since October 2018, where she provides leadership on key issues relating to economic growth and inclusion in Atlanta.  From February 2016 to May 2018, Ms. Cooper served as the Chief Transformation Officer for WestRock Company, a corrugated package company in Norcross, Georgia, where she was responsible for leading the company's efforts to develop processes and capabilities needed for growth. From January 2011 to February 2016, Ms. Cooper served as the vice president and general manager of Lockheed Martin Aeronautics Company. She has served on the Georgia Power Company (NYSE) board of directors since February 2017 and currently serves on the board of directors for The Girl Scouts of Greater Atlanta and the board of trustees of both Emory University and the Woodruff Arts Center.  Ms. Cooper is also on the board for the Technical College System of Georgia and other civic organizations in Atlanta.  She earned a bachelor’s degree in biology and religion from Emory University and a master’s of business administration from the Roberto Goizueta Business School of Emory University. She is also a graduate of the Rutgers University Executive Masters in Global Human Resource Leadership Program. The Board believes that Ms. Cooper's in-depth knowledge of business operations and strategy, together with her experience in leadership, economic growth and community affairs qualify her to serve on the Board.
There are no family relationships between Ms. Cooper and any other executive officer or director of the Company. The Company is not aware of any relationships or transactions in which Ms. Cooper has or will have an interest, or is or was a party, requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Cooper and any other persons pursuant to which Ms. Cooper was appointed as a director.
Upon her appointment to the Board, Ms. Cooper became entitled to a pro-rated portion of the non-employee directors’ cash compensation and was granted a pro-rated portion of the non-employee directors’ equity compensation (a restricted stock award of 318 shares (as pro-rated) of the Company’s common stock under the Company’s 2015 Stock Incentive Plan), each as described in the Company’s proxy statement for the 2018 Annual Meeting of Shareholders.
On February 4, 2019, the Company issued a press release announcing the appointment of Ms. Cooper to the Board. A copy of the press release is attached to this report as Exhibit 99.1 and incorporated herein by reference.
Director Retirement at the Annual Meeting
On January 31, 2019, Larry D. Mauldin tendered a letter of proposed retirement from the Board to the Chair of the Company’s Governance and Nominating Committee, pursuant to the Company’s Corporate Governance Guidelines. The Board accepted his proposed retirement on January 31, 2019. Mr. Mauldin’s retirement will take effect when his current term expires at the Annual Meeting. The Board has determined that, effective upon the completion of Mr. Mauldin’s term, the number of directors constituting the Board shall be reduced to nine members to eliminate the resulting vacancy.
2019 Performance Measures Set for the STI Plan
On January 30, 2019, the Compensation Committee of the Board, pursuant to authority delegated to it by the Board, established performance goals under the Atlantic Capital Bancshares, Inc. Executive Officer Short Term Incentive Plan (the “STI Plan”) for the performance period ending December 31, 2019. The Compensation Committee selected Douglas L. Williams, Patrick T. Oakes and Richard A. Oglesby, Jr., in addition to other key employees, to participate in the STI Plan.
Performance goals established under the STI Plan for 2019 are based on (i) the Company’s ratio of non-performing assets to total assets, (ii) the Company’s pre-tax, pre-incentive operating income, and (iii) certain business unit/departmental and individual performance objectives. A threshold ratio of non-performing assets to total assets must be achieved before any bonus under the STI Plan is paid, and otherwise the bonus opportunity is based upon achievement of the performance goals at threshold, target and maximum performance levels (with interpolation between the levels), with bonus amounts ranging between 20% to 60% of base salary for selected executives other than Mr. Williams and between 25% to 75% of base salary for Mr. Williams.  Any bonus earned under the STI Plan for 2019 will be paid in cash.
2019 Performance Measures Set for the LTI Plan
On January 30, 2019, the Compensation Committee of the Board, pursuant to authority delegated to it by the Board, established performance metrics under the LTI Plan for the performance period January 1, 2019 - December 31, 2121 (the “2019-21 Performance Period”). The Compensation Committee selected Douglas L. Williams, Patrick T. Oakes and Richard A. Oglesby, in addition to other key employees, to participate in the LTI Plan.
Performance goals established under the LTI Plan for the 2019-21 Performance Period include: (i) three-year return on average operating assets (“ROAA”) and (ii) three-year total shareholder return relative to the KBW Nasdaq Regional Banking Index (“Relative TSR”), with each performance metric equally weighted. Bonus opportunity is based upon achievement of the given performance metric at threshold, target and maximum performance levels (with linear interpolation between the levels). No bonus will be paid for a performance metric if threshold performance for that metric is not obtained. Target bonus amounts are expressed in dollars equaling 35% of the executive’s base salary, or 45% in the case of Mr. Williams. Bonuses are subject to a maximum of 200% of the target amount. Bonuses for the 2019-21 Performance Period under the LTI Plan will be evidenced by the issuance of performance share awards under the 2015 Plan and settled in shares of Common Stock to the extent earned.

Base Salary Adjustments
Effective March 1, 2019, the base salaries of our Chief Executive Officer, Chief Financial Officer and other named executive officer have been set as follows:

Officer	Base Salary
Douglas L. Williams	$468,000
Chief Executive Officer
Patrick T. Oakes	$360,000
Chief Financial Officer
Richard A. Oglesby, Jr.	$355,000
General Banking Division Executive

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated February 4, 2019

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATLANTIC CAPITAL BANCSHARES, INC.

Dated:    February 4, 2018
By: /s/ Patrick T. Oakes
Name: Patrick T. Oakes
Title:     Executive Vice President and
Chief Financial Officer